Exhibit 99.1

September 29, 2021

Via E-mail

Craig L. Lukin

c/o: Roumell Asset Management, LLC

2 Wisconsin Cir #700

Chevy Chase, Maryland 20815

Email: clukin@roumellasset.com

Re:	Termination of Joint Filing and Solicitation Agreement, dated November 27, 2020

Dear Craig:

The undersigned constitute all the parties to that certain Joint Filing and Solicitation Agreement, dated November 27, 2020 (the “Agreement”). Effective immediately, the undersigned hereby terminate the Agreement in its entirety. This letter serves as formal notice of termination to you and among the parties pursuant to Section 9 of the Agreement.

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ROUMELL ASSET MANAGEMENT, LLC

By:	/s/ James C. Roumell, by Craig L. Lukin, attorney-in-fact,
pursuant to a Power of Attorney previously filed
Name:	James C. Roumell
Title:	President

/s/ James C. Roumell, by Craig L. Lukin, attorney-in-fact,
pursuant to a Power of Attorney previously filed
JAMES C. ROUMELL

Signature Page to

Termination of the Joint Filing and Solicitation Agreement

/s/ Matthew M. Loar
MATTHEW M. LOAR

Signature Page to

Termination of the Joint Filing and Solicitation Agreement

/s/ Edward Terino
EDWARD TERINO

Signature Page to

Termination of the Joint Filing and Solicitation Agreement

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